UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2024

Better Home & Finance Holding Company
(Exact name of registrant as specified in its charter)

Delaware	001-40143	93-3029990
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 World Trade Center
175 Greenwich Street, 57th Floor
New York,	NY	10007
(Address of principal executive offices) (Zip Code)
(415) 523-8837
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BETR	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock at an exercise price of $11.50	BETRW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 1, 2024, the Board of Directors (the “Board”) of Better Home & Finance Holding Company (the “Company”) approved grants of restricted stock units (the “RSUs”) under the Better Home & Finance Holding Company 2023 Incentive Equity Plan (the “Plan”) to each of Kevin Ryan, the Company’s Chief Financial Officer and President, and Paula Tuffin, the Company’s General Counsel and Chief Compliance Officer. Mr. Ryan received a grant of 3,088,000 RSUs and Ms. Tuffin received a grant of 129,600 RSUs, each of which immediately vested in full on the date of grant. The RSUs are subject to the other terms and conditions set forth in the Plan and the award agreement documenting the grant.
The foregoing description of the RSUs and the Plan is qualified in its entirely by reference to the Form of Restricted Stock Unit Award Agreement and Grant Notice attached to this Current Report on Form 8-K and filed herewith as Exhibit 10.1, and the Plan filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, as filed with the SEC on August 28, 2023, which Exhibit is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit	Description
10.1	Form of Restricted Stock Unit Award Agreement and Grant Notice
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETTER HOME & FINANCE HOLDING COMPANY

Date: February 7, 2024	By:	/s/ Kevin Ryan
	Name:	Kevin Ryan
	Title:	President and Chief Financial Officer